Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that this Statement on Schedule 13D relating to the beneficial ownership of Common Stock, $0.001 par value per share, of Power Medical Interventions, Inc. is being filed with the Securities and Exchange Commission on behalf of each of them. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: August 7, 2009

COVIDIEN PLC

By:	/s/ John H. Masterson
Name: John H. Masterson
Title: Senior Vice President and General Counsel

UNITED STATES SURGICAL CORPORATION

By:	/s/ Matthew J. Nicolella
Name: Matthew J. Nicolella
Title: Vice President and Assistant Secretary

COVIDIEN DELAWARE CORP.

By:	/s/ Matthew J. Nicolella
Name: Matthew J. Nicolella
Title: Vice President and Assistant Secretary

SCHEDULE 1

The names of the directors and executive officers (or functional equivalents) of USSC, Covidien DE and Covidien plc and their present principal occupations or employment are set forth below. Unless otherwise indicated, each director and executive officer (or functional equivalent) has been so employed for a period in excess of five years. Unless otherwise indicated, (i) the principal business address for each director of Covidien plc is Cherrywood Business Park, Block G, First Floor, Loughlinstown, Co., Dublin, Ireland, and the business telephone number for each such director or officer is +353 1 439-3000 and (ii) the principal business address for each for each officer of Covidien plc and each director and officer of USSC and Covidien DE is 15 Hampshire Street, Mansfield, Massachusetts 02048 and the business telephone number for each such director and officer is (508) 261-8000. Unless otherwise indicated, each director and executive officer (or functional equivalent) is a citizen of the United States. References below to “Covidien” include Covidien plc, its predecessor, Covidien Ltd., and the healthcare business of Tyco International for all periods prior to the separation of Covidien Ltd. from Tyco International.

COVIDIEN PLC

Directors

Richard J. Meelia — Chairman of the Board of Directors, President and Chief Executive Officer of Covidien. Mr. Meelia is also President of USSC and Covidien DE. Mr. Meelia’s principal business address is 15 Hampshire Street, Mansfield, Massachusetts 02048 and his business telephone number is (508) 261-8000.

Craig Arnold — Chief Executive Officer, Fluid Power Group of Eaton Corporation, a diversified industrial manufacturer.

Robert H. Brust — Chief Financial Officer of Sprint Nextel Corporation, a wireless and wireline communications company.

John M. Connors, Jr. — Chairman Emeritus of Hill, Holliday, Connors, Cosmopulos, Inc., a full-service advertising agency that is part of The Interpublic Group of Companies, Inc.

Christopher J. Coughlin — Executive Vice President and Chief Financial Officer of Tyco International, a global provider of security products and services, fire protection and detection products and services, valves and controls, and other industrial products.

Timothy M. Donahue — Member of the Board of Directors of Eastman Kodak Company, NVR, Inc. and Tyco International Ltd.

Kathy J. Herbert — Member of the Board of Directors of Covidien plc.

Randall J. Hogan, III — Chairman and Chief Executive Officer of Pentair, Inc., an industrial manufacturing company.

Dennis H. Reilley — Member of the Board of Directors of H.J. Heinz Company, Marathon Oil Corporation and The Dow Chemical Company.

Tadataka Yamada — President of the Global Health Program of the Bill & Melinda Gates Foundation.

Joseph A. Zaccagnino — Member of the Board of Directors of NewAlliance Bancshares, Inc. and Chairman of the Board of VHA, Inc., a 2,500 member healthcare organization cooperative.

Officers

Richard J. Meelia — See above under “Covidien plc — Directors.”

Charles J. Dockendorff —Executive Vice President and Chief Financial Officer of Covidien and Vice President of USSC and Covidien DE.

Jose E. Almeida — Senior Vice President of Covidien.

Timothy R. Wright — Senior Vice President of Covidien and President, Pharmaceutical Products and Imaging Solutions of Covidien. Mr. Wright’s principal business address is 675 McDonnell Blvd., Hazelwood, MO 63042 and his business telephone number is (314) 654-2000.

Eric A. Kraus — Senior Vice President, Corporate Communications of Covidien.

John H. Masterson — Senior Vice President and General Counsel of Covidien and Vice President and Assistant Secretary of Covidien DE.

Amy A. McBride-Wendell — Senior Vice President, Strategy and Business Development of Covidien.

Michael P. Dunford — Senior Vice President, Human Resources.

Richard G. Brown, Jr. — Vice President, Chief Accounting Officer and Corporate Controller of Covidien and Vice President of USSC and Covidien DE.

Kevin G. DaSilva — Vice President and Treasurer of Covidien and member of the board of directors and Vice President and Treasurer of USSC and Covidien DE.

Eric C. Green — Vice President and Chief Tax Officer of Covidien and Vice President and Assistant Treasurer of USSC and Covidien DE.

Coleman N. Lannum — Vice President, Investor Relations of Covidien.

UNITED STATES SURGICAL CORPORATION

Directors

Kevin G. DaSilva — See above under “Covidien plc — Officers.”

John W. Kapples — Member of the board of directors and a Vice President and Secretary of both USSC and Covidien DE and Vice President and Secretary of Tyco Healthcare Group LP, d/b/a Covidien.

Matthew J. Nicolella — Member of the board of directors and a Vice President and Assistant Secretary of both USSC and Covidien DE and Vice President and Chief Mergers & Acquisitions/Licensing Counsel of Tyco Healthcare Group LP d/b/a/ Covidien.

Officers

Richard J. Meelia — See above under “Covidien plc — Directors.”

Richard G. Brown — See above under “Covidien plc — Officers.”

Stephen C. Carey — Vice President and Assistant Treasurer of USSC and Covidien DE and Vice President, Tax Reporting of Tyco Healthcare Group LP d/b/a/ Covidien.

Kevin G. DaSilva — See above under “Covidien plc — Officers.”

Charles J. Dockendorff — See above under “Covidien plc — Officers.”

Mark Farber — Vice President and Assistant Secretary of USSC and Vice President and General Counsel, Surgical Devices, of Tyco Healthcare Group LP, d/b/a Covidien. Mr. Farber’s principal business address is 60 Middletown Avenue, North Haven, Connecticut and his business telephone number is (203) 845-1000.

Eric. C. Green — See above under “Covidien plc — Officers.”

John W. Kapples — See above under “United States Surgical Corporation — Directors.”

Michael W. Lyons — Vice President and Assistant Secretary of USSC and Associate General Counsel, Surgical Devices, of Tyco Healthcare Group LP, d/b/a Covidien. Mr. Lyons’ principal business address is 150 Glover Avenue, Norwalk, Connecticut and his business telephone number is (203) 845-1000.

John H. Masterson — See above under “Covidien plc — Officers.”

Matthew J. Nicolella — See above under “United States Surgical Corporation — Directors.”

Lawrence T. Weiss — Vice President and Assistant Secretary of USSC and Covidien DE and Vice President and Chief International Counsel of Tyco Healthcare Group LP d/b/a/ Covidien.

Joseph Wuestner — Vice President and Assistant Secretary of USSC and Vice President, Legal of Mallinckrodt Inc., a subsidiary of Covidien. Mr. Wuestner’s principal business address is 675 McDonnell Blvd., Hazelwood, MO 63042 and his business telephone number is (314) 654-2000.

COVIDIEN DELAWARE CORP.

Directors

Kevin G. DaSilva — See above under “Covidien plc — Officers.”

John W. Kapples — See above under “United States Surgical Corporation — Directors.”

Matthew J. Nicolella — See above under “United States Surgical Corporation — Directors.”

Officers

Richard J. Meelia — See above under “Covidien plc — Directors.”

Richard G. Brown — See above under “Covidien plc — Officers.”

Stephen C. Carey — See above under “United States Surgical Corporation — Officers.”

Kevin G. DaSilva — See above under “Covidien plc — Officers.”

Charles J. Dockendorff — See above under “Covidien plc — Officers.”

Eric. C. Green — See above under “Covidien plc — Officers.”

John W. Kapples — See above under “United States Surgical Corporation — Directors.”

John H. Masterson — See above under “Covidien plc — Officers.”

Matthew J. Nicolella — See above under “United States Surgical Corporation — Directors.”

Lawrence T. Weiss — See above under “United States Surgical Corporation — Officers.”